Exhibit 8.1

The particulars of the Company’s subsidiaries as at December 31, 2016 are set forth below:

		Attributable equity interests
Name of company	Jurisdiction	Direct	Indirect
Guangxi Yuchai Machinery Company Limited	People’s Republic of China (“PRC”)	—	76.4%
Guangxi Yuchai Accessories Manufacturing Company Limited	PRC	—	76.4%
Guangxi Yulin Yuchai Accessories Manufacturing Company Limited	PRC	—	76.4%
Guangxi Yuchai Machinery Monopoly Development Co., Ltd.	PRC	—	54.9%
Hangzhou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Nanchang Yuchai Marketing Company Limited	PRC	—	54.9%
Xiamen Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Suzhou Yuchai Machinery Monopoly Co., Ltd.	PRC	—	54.9%
Wulumuqi Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Changchun Yuchai Marketing Company Limited	PRC	—	54.9%
Nanjing Yuchai Machinery Marketing Company Limited	PRC	—	54.9%
Xian Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Hefei Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Shijiazhuang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Jinan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Chongqing Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Wuhan Yuchai Marketing Company Limited	PRC	—	54.9%
Guangxi Yuchai Crankshaft Co., Ltd.	PRC	—	57.3%
Guangxi Yulin Hotel Company Limited	PRC	—	76.4%
Guangxi Shang Lin Food Co., Limited (previously known as Guangxi Shang Lin Trading Company Limited)	PRC	—	76.4%
Guangzhou Tongju Commerce and Trade Company Limited	PRC	—	54.9%
Hunan Yuchai Machinery Industry Company Limited	PRC	—	28.0%*
Yuchai Remanufacturing Services (Suzhou) Co., Ltd.	PRC	—	76.4%
Shanghai Yuchai Jidian Marketing Company Limited	PRC	—	54.9%
Shenyang Yuchai Marketing Company Limited	PRC	—	54.9%
Lanzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Beijing Jingdu Yuchai Trade Company Limited	PRC	—	54.9%
Baotou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Taiyuan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Guiyang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Zhengzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Hainan Yuchai Marketing Company Limited	PRC	—	54.9%
Harbin Yuchai Marketing Company Limited	PRC	—	54.9%
Sichuan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Xuzhou Yuchai Machinery Industry Development Co., Limited	PRC	—	54.9%
Yunnan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yulin Yuchai Machinery Industry Development Co., Ltd.	PRC	—	54.9%
Ningxia Yuchai Machinery Monopoly Co., Limited.	PRC	—	54.9%
YC Europe Co., Limited.	PRC	—	51.6%
Yuchai Machinery (Hong Kong) Co., Limited.	PRC	—	76.4%
Grace Star Services Ltd.	British Virgin Islands (“BVI”)	—	100.0%
Venture Delta Limited	BVI	—	100.0%
Venture Lewis Limited	Mauritius	—	100.0%
Hong Leong Technology Systems (BVI) Ltd.	BVI	100.0%	—
Cathay Diesel Holdings Ltd.	Cayman Islands	100.0%	—
Goldman Sachs Guangxi Holdings (BVI) Ltd.	BVI	100.0%	—

		Attributable equity interests
Name of company	Jurisdiction	Direct	Indirect
Tsang & Ong Nominees (BVI) Ltd.	BVI	100.0%	—
Youngstar Holdings Limited	BVI	100.0%	—
Earnest Assets Limited	BVI	100.0%	—
Constellation Star Holdings Limited	BVI	100.0%	—
HL Global Enterprises Limited	Singapore	—	48.9	%#
Jining Yuchai Engine Company Limited	PRC	—		##

*

It is a subsidiary that is controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities.

#	We consolidate HLGE as a subsidiary, as we are able to govern the financial and operating policies of HLGE. As of February 28, 2017, our shareholding interest in HLGE was 48.9%.
##

On September 28, 2014, Yuchai disposed of its 70% equity interest in Jining Yuchai. Subsequently, through contractual arrangements, Yuchai obtained control over Jining Yuchai. For details, see Note 1.2(a) to the consolidated financial statements in Item 18 of the annual report on Form 20-F for the fiscal year ended December 31, 2016.